UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

Wildfire New PubCo, Inc.

386 Park Avenue South, 20th Floor

New York, NY 10016

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) and such definitions are incorporated herein by reference.

The Business Combination

As previously announced, Jack Creek Investment Corp., a Cayman Islands exempted company (“JCIC”), Bridger Aerospace Group Holdings, Inc. (formerly known as Wildfire New PubCo, Inc.), a Delaware corporation and direct, wholly-owned subsidiary of JCIC (“Bridger” or the “Company”), Wildfire Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger (“Wildfire Merger Sub I”), Wildfire Merger Sub II, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Bridger (“Wildfire Merger Sub II”), Wildfire Merger Sub III, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger (“Wildfire Merger Sub III”), Wildfire GP Sub IV, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Bridger (“Wildfire GP Sub IV” and together with Wildfire Merger Sub I, Wildfire Merger Sub II and Wildfire Merger Sub III, the “Merger Subs”), BTOF (Grannus Feeder) – NQ L.P., a Delaware limited partnership (“Blocker”), and Bridger Aerospace Group Holdings, LLC, a Delaware limited liability company (“Legacy Bridger”), entered into that certain Agreement and Plan of Merger, dated August 3, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”).

As previously reported on the Current Report on Form 8-K filed by JCIC with the Securities and Exchange Commission (the “SEC”) on January 24, 2023 (the “Closing Date”), on such date JCIC held an extraordinary general meeting of the shareholders (the “Extraordinary General Meeting”), at which the shareholders of JCIC voted to approve the proposals outlined in the proxy statement filed by JCIC on December 20, 2022 (the “Proxy Statement/Prospectus”). In connection with the Extraordinary General Meeting, the holders of 34,245,643 Class A ordinary shares, par value $0.0001 per share, of JCIC (“JCIC Class A Ordinary Shares”) exercised their right to have their shares redeemed for cash (the “JCIC Shareholder Redemption”) at a redemption price of approximately $10.16 per share, totaling approximately $347,800,000.

Pursuant to the terms of the Merger Agreement, on the Closing Date: (a) Wildfire Merger Sub I merged with and into Blocker (the “First Merger”), with Blocker as the surviving entity of the First Merger, and upon which Wildfire GP Sub IV became general partner of such surviving entity, (b) Wildfire Merger Sub II merged with and into JCIC (the “Second Merger”), with JCIC as the surviving company of the Second Merger (the “Second Surviving Company”), and (c) Wildfire Merger Sub III merged with and into Legacy Bridger (the “Third Merger” and together with First Merger and Second Merger, the “Mergers”), with Legacy Bridger as the surviving company of the Third Merger (the consummation of the Mergers, the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Following the Business Combination, each of Blocker, JCIC, and Legacy Bridger is a subsidiary of the Company.

The Consideration

At closing of the Business Combination (the “Closing”), pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of JCIC Class A Ordinary Shares by public shareholders of JCIC, the following occurred:

•

In connection with the First Merger and the Third Merger, the Company issued 39,081,744 shares of its common stock, par value $0.0001 per share, (“Common Stock”) and 315,789.473684 shares of its preferred stock, par value $0.0001 per share, designated as Series A Preferred Stock (“Series A Preferred Stock”) in the Company’s Amended and Restated Certificate of Incorporation, as filed on the Closing Date (the “A&R Charter”), in exchange for the outstanding equity interests of Blocker and Legacy Bridger;

•

In connection with the Third Merger, the Company assumed and adopted the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) and the outstanding restricted stock unit awards (“RSUs”) granted under such plan, with each RSU representing the right to receive one (1) share of Common Stock, subject to certain vesting conditions and which, in the aggregate, totaled 6,581,496 RSUs, with 2,400,355 RSUs vested upon the Closing;

•

In connection with the Second Merger and Company’s entry into that certain Warrant Assumption Agreement, by and among the Company, JCIC and Continental Stock Transfer & Trust Company (“Continental”), dated as of the Closing Date (the “Warrant Assumption Agreement”), pursuant to which the Company assumed that certain Warrant Agreement, dated as of January 26, 2021, by and between JCIC and Continental (the “Existing Warrant Agreement”), the Company issued 26,650,000 warrants, with each warrant providing the right to purchase one (1) share of Common Stock at $11.50 (“Warrants”), in exchange, on a one-to-one basis, for the issued and outstanding warrants of JCIC;

•

In connection with the Second Merger, the Company issued 254,357 shares of Common Stock to the holders of outstanding JCIC Class A Ordinary Shares immediately prior to the Closing, in exchange, on a one-to-one basis, for the issued and outstanding JCIC Class A Ordinary Shares after giving effect to the JCIC Shareholder Redemption;

•

In connection with the Second Merger, the Company issued 2,413,189 shares of Common Stock to JCIC Sponsor LLC (the “Sponsor”) in exchange, on a one-to-one basis, for the issued and outstanding Class B ordinary shares, par value $0.0001 per share, of JCIC (“JCIC Class B Ordinary Shares”), after giving effect to the forfeiture of a portion of the Sponsor’s JCIC Class B Ordinary Shares pursuant to the terms of that certain Sponsor Agreement, by and among JCIC, the Sponsor, each of the officers and directors of JCIC and the Company, dated as of August 3, 2022 (the “Sponsor Agreement”), of which newly issued shares of Common Stock, 855,000 shares are subject to forfeiture if the applicable Triggering Event (as defined in the Proxy Statement/Prospectus) does not occur during the time period beginning on January 25, 2023 and ending on and including January 24, 2028 (the “Earnout Period”);

•

In connection with the Second Merger, the Company issued 1,905,000 shares of Common Stock to the holders of outstanding JCIC Class B Ordinary Shares other than the Sponsor, including 1,830,000 JCIC Class B Ordinary Shares held by the charitable organizations that were donated by the Sponsor prior to Closing; and

•

In connection with the Sponsor Agreement and that certain Promissory Note, by and between the Sponsor and JCIC, dated as of February 16, 2022 (the “Promissory Note”), the Company issued 115,000 shares of Common Stock to the Sponsor at the Closing in full consideration of the outstanding loan balance under the Promissory Note.

Immediately after giving effect to the Transactions (including as a result of the JCIC Shareholder Redemption described above), there were 43,769,290 shares of Common Stock, 315,789.473684 shares of Series A Preferred Stock, 26,650,000 Warrants, 2,400,355 vested RSUs, and 4,181,141 unvested RSUs issued and outstanding.

The foregoing description of the Business Combination and the consideration payable in connection therewith does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Report and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

At the Closing, Bridger, the Sponsor, certain direct and indirect equityholders of Legacy Bridger that are affiliates of Blackstone Inc. (the “BTO Stockholders”) and certain other stockholders of Legacy Bridger became parties to the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), which, among other things, provides these holders (and their permitted transferees) with the right to require Bridger, at Bridger’s expense, to file a resale shelf registration statement on behalf of the stockholder parties thereto no later than fifteen (15) business days after the Closing and to register the shares of Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights, subject to certain specified underwriter cutbacks and issuer blackout periods. The A&R Registration Rights Agreement also provides that Bridger pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise in connection therewith. In addition, pursuant to the A&R Registration Rights Agreement, each of Legacy Bridger’s stockholders (other than the BTO Stockholders) and the Sponsor will be subject to a restriction on transfer of its Common Stock for a period of twelve (12) months following the Closing, and the BTO Stockholders will be subject to a restriction on transfer of their Common Stock for a period of six (6) months following the Closing, in each case subject to certain exceptions.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 to this Report and is incorporated herein by reference.

Stockholders Agreement

At the Closing, in connection with the execution of the Merger Agreement, Bridger, the former direct and indirect equityholders of Bridger Element LLC (collectively, the “Founder Stockholders”) and the BTO Stockholders entered into a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to terms of the Stockholders Agreement, effective as of the Closing, the Company’s board of directors (the “Board”) was comprised of nine (9) directors.

Pursuant to the Stockholders Agreement, following the Closing, the BTO Stockholders, collectively, have the right, but not the obligation, to nominate for election to the Board (i) up to two (2) directors, for so long as the BTO Entities (as defined in the Stockholders Agreement) collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement); and (ii) one (1) director, for so long as the BTO Entities collectively beneficially own (directly or indirectly) less than 10% of the outstanding Stock, but at least 33% of the shares of Stock held by the BTO Entities as of the Closing. In addition, for so long as the BTO Entities have such nomination rights, (i) the Board will use reasonable best efforts to cause any committee of the Board to include in its membership at least one (1) director nominated by the BTO Stockholders provided that such individual satisfies all applicable SEC and stock exchange requirements and (ii) the BTO Stockholders have a consent right over affiliate transactions entered into by the Company or any of its subsidiaries, subject to customary exceptions.

The Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.

Subject to the terms and conditions of the Stockholders Agreement and applicable securities laws, the BTO Stockholders have preemptive rights to acquire their pro rata share of any new issuance of equity securities (or any securities convertible into or exercisable or exchangeable for equity securities) by the Company, subject to customary exceptions. The BTO Stockholders are entitled to apportion the preemptive rights granted to it in such proportions as it deems appropriate, among (i) itself and (ii) any BTO Entity; provided that each such BTO Entity agrees to enter into the Stockholders Agreement, as a “Stockholder” under the Stockholders Agreement.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Report and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, Bridger entered into indemnification agreements (the “Indemnification Agreements”) effective as of the Closing with all of its directors and executive officers. These Indemnification Agreements require Bridger to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Bridger’s directors or executive officers or any other company or enterprise to which the person provides services at Bridger’s request.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.6 to this Report and is incorporated herein by reference.

Warrant Assumption Agreement

On the Closing Date, the Company entered into the Warrant Assumption Agreement. The Warrant Assumption Agreement assigned the Existing Warrant Agreement to the Company, and the Company agreed to perform all applicable obligations of JCIC under the Existing Warrant Agreement.

Pursuant to the Warrant Assumption Agreement, JCIC assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all warrants of JCIC to purchase JCIC Class A Ordinary Shares, as contemplated under the Existing Warrant Agreement, are no longer exercisable for JCIC Class A Ordinary Shares, but instead are Warrants exercisable for shares of Common Stock on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Assumption Agreement.

A description of the Warrants after the execution of the Warrant Assumption Agreement is described in the Proxy Statement/Prospectus in the section entitled “Description of New Bridger Securities – Warrants” beginning on page 281 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The foregoing description of the Existing Warrant Agreement and the Warrant Assumption Agreement is a summary only and is qualified in its entirety by reference to the Existing Warrant Agreement and the Warrant Assumption Agreement, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Report and are incorporated herein by reference.

2023 Omnibus Incentive Plan

At the Extraordinary General Meeting, the JCIC shareholders considered and approved the assumption of the 2023 Omnibus Plan. The 2023 Omnibus Plan was previously assumed and adopted, subject to shareholder approval, by Bridger’s board of directors on January 24, 2023. The 2023 Omnibus Plan was previously approved by Legacy Bridger’s board of directors on January 23, 2023. Bridger adopted and assumed the 2023 Omnibus Plan, and all outstanding awards granted thereunder, upon the Closing. The 2023 Omnibus Plan initially makes available a maximum number of 15,099,137 shares of Common Stock. Additionally, the number of shares reserved for issuance under the 2023 Omnibus Plan will increase on January 1st of each year by the lesser of (i) 2% of outstanding shares of Common Stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board.

2023 Employee Stock Purchase Plan

At the Extraordinary General Meeting, the JCIC shareholders considered and approved the ESPP. The ESPP was previously approved, subject to shareholder approval, by Bridger’s board of directors on January 24, 2023, which occurred the same day. The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 1,006,609 shares of Common Stock. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year by the lesser of (i) 1% of the outstanding shares of Common Stock on the last business day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board; provided, that the maximum number of shares that may be issued under the ESPP in any event will be a number of shares equal to 10,066,091.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the section entitled “Introductory Note” above is incorporated by reference into this Item 2.01 of this Report. The material terms and conditions of the Merger Agreement and related agreements described in the Proxy Statement/Prospectus in the section entitled “Shareholder Proposal No. 1 – The Business Combination Proposal” beginning on page 109 of the Proxy Statement/Prospectus is incorporated herein by reference, except with respect to the subsection “ – Summary of Ancillary Agreements – Form of Stockholders Agreement.” The information set forth under Item 1.01 of this Report under the section entitled “Stockholders Agreement” is incorporated herein by reference.

As noted above, the per share redemption price of approximately $10.16 for holders of JCIC Class A Ordinary Shares electing redemption was paid out of the trust account of JCIC (the “Trust Account”), which had a balance immediately prior to the Closing of $350,389,227. Following the payment of redemptions and expenses related to the Trust Account, the remainder of the $2,443,540 in the Trust Account were paid to UBS Securities LLC as a portion of its deferred underwriting fee pursuant to the terms of that certain Investment Management Trust Agreement, by and between JCIC and Continental, dated as of January 26, 2021.

On the trading day following the Closing Date, the JCIC Class A Ordinary Shares and the warrants of JCIC ceased trading, and the Common Stock and Warrants began trading on the Nasdaq Global Markets (“Nasdaq”) under the symbols “BAER” and “BAERW,” respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as JCIC was immediately before the Transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transactions unless otherwise specifically indicated or the context otherwise requires.

Certain statements included in this Report are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) references with respect to the anticipated benefits of the Business Combination; (2) Bridger’s business plans and growth plans; (3) increases in the aerial firefighting market; (4) current and future potential commercial and customer relationships; and (5) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in the Report, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the Business Combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the Business Combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the inability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the section of the Proxy Statement/Prospectus entitled “Risk Factors”. If any of these risks materialize or Bridger’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this Report. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this Report. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this Report.

Business and Properties

The business and properties of Bridger is described in the Proxy Statement/Prospectus in the section entitled “Information About Bridger” beginning on page 218 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Risk Factors

The risks associated with Bridger’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 27 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth under Item 9.01(a) Financial Statements of Businesses Acquired and Item 9.01(b) Pro Forma Financial Information of this Report, which disclosure is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosures included in the Proxy Statement/Prospectus in the sections entitled “JCIC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Bridger Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference, except with respect to the information under the subsection “Liquidity and Capital Resources – Cash”.

Liquidity and Capital Resources

Cash

As of September 30, 2022, our principal source of liquidity were cash and cash equivalents of $94.1 million which were held for working capital purposes and restricted cash of $12.2 million. The restricted cash was procured through a county bond and is accessed for financing capital projects.

Additionally, we may receive up to $306.5 million from the exercise of the Warrants after the Closing, assuming the exercise in full of all the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. As of the date of this Report, the trading price of the shares of Common Stock exceeds the $11.50 exercise price of the Warrants. However, in the future, our Warrants may fall “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is below the $11.50 exercise price of the Warrants. For so long as the Warrants remain “out-of-the money,” we would not expect warrant holders to exercise their Warrants. Therefore, any cash proceeds that we may receive in relation to the exercise of such securities will be dependent on the trading price of our Common Stock.

Even if the Warrants fall “out-of-the-money”, we believe we will be sufficiently funded, and we will not require substantial additional funds for operations in order to meet our short-term liquidity needs and the execution of our business plan for at least twelve months following the filing date of this Report. Refer to the discussion further below under the section of the Proxy Statement/Prospectus entitled “Liquidity and Capital Resources—Contractual Obligations.”

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of January 24, 2023 after the completion of the Business Combination, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of Bridger’s named executive officers and (4) all of the members of the Board and Bridger’s executive officers, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. In addition, in calculating percentages of shares of Common Stock owned by any holder of shares of Series A Preferred Stock, we have assumed that particular holder has exercised its conversion rights at a conversion price of $11.00 per share on February 24, 2023 and treated as outstanding the number of shares of Common Stock issuable to that particular holder upon conversion of that particular holder’s shares of Series A Preferred Stock, and we did not assume the conversion or exercise of any other holder’s Series A Preferred Stock in calculating the percentage ownership of any other holder listed below.

As of January 24, 2023 after the completion of the Business Combination, there were outstanding 43,769,290 shares of Common Stock.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

Name and Address of Beneficial Owner†	Number of Shares of Common Stock	% of Outstanding Shares of Common Stock
Directors and Named Executive Officers of Bridger
Jeffrey E. Kelter(1)	2,528,189	5.8%
Debra Coleman	194,436	*
Dean Heller	194,436	*
Todd Hirsch	—	—
Wyman Howard	—	—
McAndrew Rudisill(2)	5,105,115	11.7%
Robert F. Savage(1)	2,528,189	5.8%
Timothy Sheehy(3)	10,030,955	22.9%
Matthew Sheehy(4)	9,984,831	22.8%
James Muchmore(5)	1,873,090	4.3%
All Directors and Executive Officers of Bridger as a Group (12 individuals)	30,105,488	68.8%
Other 5% Shareholders
Avenue Capital(6)	3,042,151	6.5%
Barings LLC(7)	4,816,738	9.9%
Bear Creek(8)	4,375,186	9.6%
Blackstone(9)	9,624,610	22%
JCIC Sponsor LLC(10)	2,528,189	5.8%
JP Morgan Chase Funding Inc.(11)	19,520,472	30.8%
Thomas Jermoluk(1)	2,528,189	5.8%

*	Denotes less than 1%.
†	Unless otherwise noted, the business address of each of the following individuals is c/o Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, MT 59714.

(1)

Represents shares of Common Stock held by JCIC Sponsor and includes the Earnout Shares. JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. The business address of each of the individuals is c/o JCIC Sponsor LLC, 386 Park Avenue South, FL 20 New York, NY 10016.

(2)

Consists of 2,255,470 shares of Common Stock held by Pelagic Capital Advisors LLC and 2,849,645 shares of Common Stock held by PCAO LLC, each of which are managed by Mr. Rudisill. Mr. Rudisill received RSUs with respect to 1,451,874 shares of Common Stock, 725,937 of which vested upon the Closing but will settle after January 24, 2024.

(3)

Consists of 2,081,409 shares of Common Stock held by Turtle Lake Holding Company, LLC, 6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Turtle Lake Holding Company, LLC is managed by Mr. Timothy Sheehy, and Mr. Timothy Sheehy is the trustee of the Timothy P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy. Mr. Timothy Sheehy received RSUs with respect to 1,742,182 shares of Common Stock, 871,091 of which vested upon the Closing but will settle after January 24, 2024.

(4)

Consists of 7,385,943 shares of Common Stock held by Red Cloud Holding Investments, LLC, 695,327 shares of Common Stock held by the Matthew P. Sheehy Revocable Trust, and 1,903,561 shares of Common Stock held by ElementCompany, LLC. Red Cloud Holding Investments, LLC is managed by Mr. Matthew Sheehy, and Mr. Matthew Sheehy is the trustee of the Matthew P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy. Mr. Matthew Sheehy received RSUs with respect to 1,161,455 shares of Common Stock, 580,728 of which vested upon the Closing but will settle after January 24, 2024.

(5)

Consists of shares of 1,873,090 Common Stock held by Black River Group LLC, which is managed by Mr. Muchmore. Mr. Muchmore received RSUs with respect to 871,147 shares of Common Stock, 87,115 of which vested upon the Closing but will settle after January 24, 2024.

(6)

Consists of 31,578.947368 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue Sustainable Solutions Fund, L.P. (“ASSF”). Avenue Capital Management II, L.P. (“ACMII”) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue Capital Management II GenPar, LLC is the general partner of ACMII. Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The address for the foregoing person is 11 West 42nd Street, 9th Floor, New York, New York 10036.

(7)

Consists of 4,250.000000 shares of Series A Preferred Stock held by Barings SS4 (LUX) LLC; 750.000000 shares of Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618.000000 shares of Series A Preferred Stock held by Barings BDC, Inc.; 7,309.000000 shares of Series A Preferred Stock held by Barings Capital Investment Corporation; 17,725.000000 shares of Series A Preferred Stock held by Barings Private Credit Corporation; 365.000000 shares of Series A Preferred Stock held by Barings Corporate Investors; 183.000000 shares of Series A Preferred Stock held by Barings Participation Investors; and 4,800.000000 shares of Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. Barings LLC acts as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of Series A Preferred Stock. Barings LLC expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC exercises voting or dispositive power with respect to such securities. Barings LLC is a registered investment adviser with its principal place of business being 300 South Tryon, Suite 2500, Charlotte, NC 28202.

(8)

Consists of 21,052.631579 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock held by BC Super Scooper LLC (“Bear Creek LLC”) and 2,347,085 shares of Common Stock held by Bear Creek Products 2018-1 (CNI), LLLP (“Bear Creek LLLP”). BCGP-2016, LLC (“Bear Creek GP”) is the manager and general partner of Bear Creek LLC and Bear Creek LLLP, respectively. Joseph H. M. Roddy is the manager of Bear Creek GP. Joseph H. M. Roddy may be deemed to beneficially own the securities held directly or indirectly by Bear Creek LLC, Bear Creek LLLP and Bear Creek GP. The address for Bear Creek LLC, Bear Creek LLLP, Bear Creek GP, and Joseph H. M. Roddy is 1200 17th Street, Suite 970, Denver, Colorado 80202.

(9)

Consists of 9,389,895 shares of Common Stock held by BTO Grannus Holdings IV – NQ LLC (“BTO Grannus IV”), 162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund – FD L.P. (“BTOF FD”) and 75,521 shares of Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. (“BFTOIP III”).

BTO Grannus IV is managed by Grannus Holdings Manager – NQ L.L.C. and Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C. is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P. is Blackstone Advisory Services L.L.C. The sole member of Blackstone Advisory Services L.L.C. is Blackstone Holdings I L.P.

The general partner of BFTOIP III is BTO – NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to Common Stock held thereby is Blackstone Tactical Opportunities Associates III – NQ L.P. The general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. is BTO DE GP – NQ L.L.C. The managing member of BTO DE GP – NQ L.L.C. is Blackstone Holdings II L.P.

The general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(10)	JCIC Sponsor is controlled indirectly by Messrs. Kelter, Savage and Jermoluk. JCIC Sponsor’s business address is 386 Park Avenue South, FL 20 New York, NY 10016.
(11)

Consists of 202,631.578948 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.’s filings with the SEC. The address for JPMorgan Chase Funding Inc. is 383 Madison Avenue, New York, NY 10179.

Directors and Executive Officers; Director Independence

Bridger’s directors and executive officers after the Closing are as follows:

Name	Age	Position
Executive Officers
Timothy Sheehy	37	Chief Executive Officer, Co-Founder and Director
McAndrew Rudisill	44	Chief Investment Officer and Director
Eric Gerratt	52	Chief Financial Officer
James Muchmore	49	Chief Legal Officer and Executive Vice President
Darren Wilkins	49	President of Operations
Directors
Jeffrey Kelter	68	Chairman of the Board
Debra Coleman	49	Director
Dean Heller	62	Director
Todd Hirsch	48	Director
Wyman Howard	54	Director
Robert Savage	54	Director
Matthew Sheehy	43	Director

Reference is made to the disclosure in the section of the Proxy Statement/Prospectus entitled “Management of New Bridger After the Business Combination” on page 261 thereof, which is incorporated herein by reference, including with respect to each director’s and executive officer’s biography and familial relationship, if any, and regarding director independence, except with respect to the information set forth under the subsection entitled “Management of New Bridger After the Business Combination – Board Committees – Audit Committee.”

Audit Committee

The members of the Company’s audit committee consist of Ms. Debra Coleman, Mr. Jeffrey Kelter and Mr. Robert Savage, with Ms. Coleman serving as the chair of the committee. Prior to the completion of the Business Combination, the Board determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, as amended, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of the Company’s audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In making this determination, the Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that each of Ms. Coleman, Mr. Kelter and Mr. Savage qualifies as financially literate under the Nasdaq rules and that Ms. Coleman and Mr. Savage qualify as an “audit committee financial expert” within the meaning of Regulation S-K. In making this determination, the Board considered Ms. Coleman’s, Mr. Kelter’s and Mr. Savage’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The audit committee’s responsibilities include, among other things:

•	appointing, retaining, setting compensation of, and supervising the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	reviewing the results and scope of the audit and other accounting related services and reviewing the Company’s accounting practices;

•	monitoring systems of internal accounting and disclosure controls;

•	overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	reviewing the qualifications and independence of the Independent Auditor; and

•	reviewing the performance of the Company’s internal auditing function and the Independent Auditor.

Executive and Director Compensation

This section describes the executive compensation of Legacy Bridger’s directors and named executive officers during Legacy Bridger’s fiscal year ended December 31, 2022. Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of Legacy Bridger and its subsidiaries prior to the Business Combination and Bridger Aerospace Group Holdings, Inc. and its subsidiaries following the Business Combination.

This section discusses the material components of the executive compensation program for Bridger’s named executive officers who are identified in the 2022 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Bridger’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Bridger adopts may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Overview

Bridger has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies as Bridger is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such rules require compensation disclosure for Bridger’s principal executive officer and its two (2) most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000, who were serving as executive officers as of December 31, 2022 and who will continue with the combined company. We refer to these individuals as “named executive officers.” For 2022, Bridger’s named executive officers were:

Timothy Sheehy, Chief Executive Officer;

James Muchmore, Chief Legal Officer; and

McAndrew Rudisill, Chief Investment Officer

We expect that Bridger’s executive compensation program will evolve to reflect its status as a newly publicly-traded company, while still supporting Bridger’s overall business and compensation objectives.

2022 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, Bridger provides a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the 2022 Summary Compensation Table for the base salary amounts received by the named executive officers in 2022 and 2021.

Bonus

Bridger provided the named executive officers with certain transaction bonuses and discretionary bonuses. Please see the “Bonus” column in the 2022 Summary Compensation Table for the bonus amounts earned by the named executive officers during calendar year 2022. Messrs. Sheehy, Muchmore and Rudisill received transaction bonus payments of $2,137,838, $1,558,681 and $1,637,838, respectively, in August 2022 representing a portion of the transaction bonuses earned in calendar year 2022. In addition, Messrs. Sheehy, Muchmore and Rudisill will each receive $2,307,162 ($1,072,500 of which represents the transaction bonus amount outstanding and $1,234,662 of which represents the discretionary bonus amount outstanding), $848,819 ($503,750 of which represents the transaction bonus amount outstanding and $345,069 of which represents the discretionary bonus amount outstanding) and $1,807,162 ($1,072,500 of which represents the transaction bonus amount outstanding and $734,662 of which represents the discretionary bonus amount outstanding), respectively, which amounts are expected to be paid during calendar year 2023.

2022 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	All Other Compensation($)(2)	Total($)
Timothy Sheehy	2022	$450,000	$4,445,000	$1,558	$4,896,558
Chief Executive Officer	2021	$450,000	$0	$0	$450,000
James Muchmore	2022	$350,000	$2,407,500	$1,615	$2,759,115
Chief Legal Officer	2021	$350,000	$0	$0	$350,000
McAndrew Rudisill	2022	$325,000	$3,445,000	$0	$3,770,000
Chief Investment Officer	2021	$325,000	$0	$0	$325,000

(1)

Amounts reported in this column represent a transaction bonus of $3,210,338, $2,062,431, and $2,710,338 for Messrs. Sheehy, Muchmore and Rudisill, respectively, and a 2022 discretionary bonus of $1,234,662, $345,069, and $734,662 for Messrs. Sheehy, Muchmore and Rudisill, respectively.

(2)	Amounts reported for Messrs. Sheehy and Muchmore represent 401(k) employer matching contributions.

Outstanding Equity Awards at 2022 Fiscal Year-End

None of Bridger’s named executive officers received an equity award with respect to calendar year 2022 and none of Bridger’s named executive officers held any equity awards as of the end of calendar year 2022. As noted above, in connection with the Third Merger, the Company assumed and adopted the 2023 Omnibus Plan and the outstanding RSUs granted under such plan, with each RSU representing the right to receive one (1) share of Common Stock, subject to certain vesting conditions. Messrs. Sheehy, Muchmore and Rudisill received RSUs with respect to 1,742,182, 871,147, and 1,451,874 shares of Common Stock, respectively, with 871,091, 87,115, and 725,937 shares, respectively, vested upon the consummation of the Third Merger and the remaining RSUs (x) granted to Messrs. Sheehy and Rudisill vesting (i) 20% on January 24, 2024 and (ii) 20% on January 24, 2025, and (iii) 10% on January 24, 2026, and (y) granted to Mr. Muchmore vesting (i) 10% on January 24, 2024, (ii) 10% on January 24, 2025, (iii) 10% on January 24, 2026, (iv) 25% on January 24, 2027, (v) 10% on January 24, 2028, and (vi) 25% on January 24, 2029.

Additional Narrative Disclosure

Existing Employment Agreements

Timothy Sheehy

Mr. Timothy Sheehy entered into an employment agreement dated December 6, 2018 that provides for his employment as Bridger’s Chief Executive Officer. The agreement provides that Mr. Sheehy will receive an annual base salary of $450,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Sheehy is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Sheehy’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. The agreement provides that if Mr. Sheehy is terminated without cause (other than due to death or disability) or if he resigns for good reason (as such terms are defined in the agreement), then Mr. Sheehy will be entitled to (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the board of directors of Bridger; (ii) a lump sum cash payment equal to (x) 24 months of base salary in effect at the time of termination plus (y) an amount equal to the total value of the annual bonus paid during the fiscal year immediately preceding the year of such termination; and (iii) a lump sum cash payment equal to (18) times the applicable percentage of the COBRA premium cost applicable to Mr. Sheehy (and any dependents). In addition, if Bridger provides notice of non-renewal without cause or Mr. Sheehy provides notice of non-renewal for good reason, then Mr. Sheehy will be entitled to the payments outlined in prongs (i) and (iii) in the immediately preceding sentence (the benefits outlined in this sentence and the immediately preceding sentence, collectively, the “Severance Benefits”). The Severance Benefits will be paid on the sixtieth (60th) day following the date of Mr. Sheehy’s termination of employment subject to his execution and non-revocation of a release of claims.

The agreement contains customary confidentiality obligations, non-competition restrictions for two (2) years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

James Muchmore

Mr. Muchmore entered into an employment agreement dated August 1, 2018, as amended and restated on December 6, 2018, that provides for his employment as Bridger’s Chief Legal Officer. The agreement provides that Mr. Muchmore will receive an annual base salary of $350,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Muchmore is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Muchmore’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. Mr. Muchmore’s employment agreement has the same Severance Benefits as those summarized above for Mr. Timothy Sheehy.

The agreement contains customary confidentiality obligations, non-competition restrictions for two years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

McAndrew Rudisill

Mr. Rudisill entered into an employment agreement dated August 1, 2018, as amended and restated on

December 6, 2018, that provides for his employment as Bridger’s Chief Investment Officer. The agreement provides that Mr. Rudisill will receive an annual base salary of $325,000, which may be increased as may be approved in writing by the board of directors of Bridger. Mr. Rudisill is also entitled to receive a discretionary annual bonus as determined by the board of directors of Bridger in its sole and absolute discretion. Mr. Rudisill’s employment agreement term ended on December 31, 2020 and automatically renews thereafter for one-year periods unless either party provides at least 60 days’ prior notice of non-renewal. Mr. Rudisill’s employment agreement has the same Severance Benefits as those summarized above for Mr. Timothy Sheehy.

The agreement contains customary confidentiality obligations, non-competition restrictions for two (2) years from the date of termination of employment and non-solicitation restrictions for two (2) years from the date of termination of employment.

401(k) Plan

Bridger maintains a qualified 401(k) savings plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. For calendar year 2022, Bridger provided each of Messrs. Timothy Sheehy and Muchmore with employer matching contributions totaling $1,558 and $1,615, respectively, as set forth in the “All Other Compensation” column of the 2022 Summary Compensation Table.

Executive Compensation Arrangements – Post-Closing

In connection with and following the Closing, Bridger intends to develop an executive compensation program that is designed to align compensation with Bridger’s business objectives and the creation of shareholder value, while enabling Bridger to attract, motivate and retain individuals who contribute to the long-term success of Bridger. Decisions on the executive compensation program will be made by the compensation committee of Bridger’s board of directors.

Omnibus Incentive Plan

A summary of the terms of the 2023 Omnibus Plan is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal No. 6—The Incentive Plan Proposal” beginning on page 179 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the 2023 Omnibus Plan, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Employee Stock Purchase Plan

A summary of the terms of the Bridger Aerospace Group Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal No. 7—The ESPP Proposal” beginning on page 185 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Director Compensation

Cash fees. With respect to calendar year 2022, Ms. Coleman earned cash fees of $100,000.

With respect to calendar year 2022, Mr. Matthew Sheehy earned both a transaction and discretionary bonus totaling $1,825,000. Matthew Sheehy received a transaction bonus payment of $1,133,088 in August 2022 representing a portion of the transaction bonus earned in calendar year 2022. In addition, Mr. Matthew Sheehy will receive $691,912 ($162,500 of which represents the transaction bonus amount outstanding and $529,412 of which represents the discretionary bonus amount outstanding) which amount will be paid during calendar year 2023.

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to certain of Bridger’s non-employee directors. Todd Hirsch is a Blackstone Inc. appointed director and did not receive any compensation for his services as a member of Bridger’s board of directors.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Matthew Sheehy	—	$1,825,000	$1,825,000
Debra Coleman	$100,000	—	$100,000
Todd Hirsch

(1)

The amount reported in this column represents both a transaction and discretionary bonus totaling $1,825,000. Matthew Sheehy received a transaction bonus payment of 1,133,088 in August 2022 representing a portion of the transaction bonus earned in calendar year 2022. In addition, Matthew Sheehy will receive $691,912 ($162,500 of which represents the transaction bonus amount earned in calendar year 2022 that is outstanding and $529,412 of which represents the discretionary bonus amount earned in calendar year 2022 that is outstanding) which amount will be paid during calendar year 2023.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 274 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference, except with respect to subsections entitled “Certain Relationships and Related Person Transactions – Bridger – Mountain Air,” “– Bridger – Northern Fire” and “– JCIC – Stockholders Agreement.”

The information set forth under Item 1.01 of this Report under the sections entitled “Amended and Restated Registration Rights Agreement,” “Indemnification Agreements” and “Stockholders Agreement” are incorporated into this Section 2.01 by reference.

Mountain Air

Bridger Aviation Services, LLC (“Bridger Aviation”) was a party to that certain Management Services Agreement (the “Aviation Agreement”), dated April 13, 2018, with Mountain Air, LLC (“Mountain Air”). The original term of the agreement was ten (10) years. On August 3, 2022 and in connection with the execution of the Merger Agreement, the parties to the Aviation Agreement amended the Aviation Agreement to revise the list of covered aircraft, revise the termination provisions and update the service standards to comply with Federal Aviation Regulations.

Pursuant to the Aviation Agreement, Bridger Aviation leased certain aircraft to Mountain Air. Mountain Air operated the aircraft and paid Bridger Aviation a fee equal to 99% of all revenue it received from the use and deployment of Bridger Aviation’s aircraft. Mountain Air was obligated to operate and maintain the aircraft in accordance with Federal Aviation Regulations. During 2020, 2021 and 2022, the aggregate amounts of revenue received by Mountain Air for services performed with Bridger aircraft was $6,869 thousand, $8,604 thousand, and $7,215, respectively, and the aggregate amounts Mountain Air paid to Bridger pursuant to the Aviation Agreement were $6,804 thousand and $8,520 thousand and $7,150, respectively. Mountain Air recognized income of $56 thousand in 2020, $77 thousand in 2021 and $64 thousand in 2022.

Additionally, in order to further secure the benefits of the Aviation Agreement post-Closing, the Aviation Agreement, as amended, was supplemented by a Side Letter, dated August 3, 2022, among JCIC, Bridger, Bridger Air, Red Cloud Holdings, LLC and Timothy P. Sheehy, obligating the parties to promptly cause Red Cloud Holdings, LLC, of which Mr. Matthew Sheehy is the sole managing member, and Mr. Timothy P. Sheehy, as sole holders of the equity interests in Mountain Air, to transfer such equity interests to Legacy Bridger or one of its subsidiaries, prior to the Closing for $1.00 and on the terms and conditions set forth on Exhibit K to the Merger Agreement. On November 7, 2022 the transfer was consummated, and Mountain Air is now a wholly-owned subsidiary of Bridger. Mountain Air has not paid a dividend to its former equityholders.

Northern Fire

Bridger Air Tanker, LLC (“Bridger Air”) is a party to that certain Support Services Agreement (the “NFMS Agreement”), dated April 22, 2019, with Northern Fire Management Service, LLC (“Northern Fire”). The original term of the agreement was five (5) years. On August 3, 2022, in connection with the execution of the Merger Agreement, the parties to the NFMS Agreement amended the NFMS Agreement to provide that the NFMS Agreement would not terminate in the event Al Hymers or Timothy Sheehy ceased to be employed by Northern Fire.

Pursuant to the NFMS Agreement, Northern Fire agreed to provide pilot, mechanic and support services to Bridger in connection with the deployment and use of Bridger Air’s aircraft. Northern Fire provides services solely for Bridger and its subsidiaries. Historically, Legacy Bridger has paid on behalf of Northern Fire all amounts owed to Northern Fire’s employees and no additional amounts were owed by either party under the NFMS Agreement. As a result, there are no direct cash payments between Bridger Air and Northern Fire, and Northern Fire has historically had no profits. The aggregate amounts paid by Legacy Bridger to Northern Fire’s employees on behalf of Northern Fire pursuant to the NFMS Agreement were $1,443 thousand, $1,231 thousand and $1,758 thousand during 2020, 2021 and 2022, respectively.

Northern Fire was organized in 2019, and Mr. Timothy Sheehy and Mr. Al Hymers each originally owned 50% of the equity interests. In June 2022, Mr. Timothy Sheehy assigned his equity interests in Northern Fire to Bridger Aerospace Group, LLC (“BAG”). Additionally, in order to further secure the benefits of the NFMS Agreement post-Closing, the NFMS Agreement, as amended, was supplemented by a Side Letter, dated August 3, 2022, by and among JCIC, Bridger, Bridger Air and Al Hymers, pursuant to which BAG and Al Hymers, as sole holders of the equity interests in Northern Fire, agreed to cause Northern Fire to operate in a manner consistent with its past practice and, to the extent permitted by law, for the exclusive benefit of Bridger and its subsidiaries, in accordance with the terms and conditions of the NFMS Agreement and the operating agreement of Northern Fire.

The Sponsor’s Pre-Closing Loan

On February 16, 2022, JCIC entered into a $1,500,000 convertible promissory note (the “Promissory Note”) with the Sponsor in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. The Promissory Note accrued no interest and was payable upon completion of a Business Combination. The Promissory Note’s entire or partial balance could have been converted into warrants at the discretion of the Sponsor at the time of Business Combination. The warrants would have been identical to the Private Placement Warrants, however, pursuant to the Sponsor Agreement, if the amount in the Trust Account was less than $50 million after taking account the JCIC Shareholder Redemption, the balance of the Promissory Note was to be converted into shares of Common Stock at $10.00 per share. As of the Closing, the aggregate balance of the Promissory Note was $1,150,000, and JCIC Sponsor converted its outstanding loan balance into 115,000 shares of JCIC Class A Ordinary Shares immediately prior to Closing.

Related Person Transaction Policy

The Board maintains a written related person transaction policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its consolidated subsidiaries is or will be a participant; and (iii) a “related person” has or will have a direct or indirect material interest (including any indebtedness or guarantee of indebtedness), including any material amendment or modification to an existing related person transaction.

Under the policy, prior to entering into any related person transaction, the related person or the Company’s Chief Legal Officer on their behalf (or if the related Person is an immediate family member of an executive officer, director or nominee for director of the Company, such executive officer, director or nominee for director or the Company’s Chief Legal Officer on their behalf) shall advise the audit committee of all relevant material information regarding the related person transaction. The audit committee shall consider such proposed transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose, unless the audit committee determines that the review, approval or ratification of such proposed transaction should be considered by all of the disinterested, independent members of the Board, in which case such disinterested, independent members of the Board shall consider such proposed transaction at the Board’s next regularly scheduled meeting or, if they deem it advisable, prior thereto at an interim meeting called for such purpose. The audit committee (or the disinterested, independent members of the Board) will assess whether the proposed transaction is a related person transaction for purposes of the policy. If the audit committee (or the disinterested, independent members of the Board) determines that the proposed transaction is a related person transaction for purposes of the policy, the proposed related person transaction shall be reviewed. In considering related person transactions, the audit committee (or the disinterested, independent members of the Board) will take into account the relevant available facts and circumstances.

The audit committee (or the disinterested, independent members of the Board) may approve only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee (or the disinterested, independent members of the Board) determines in good faith. All of the transactions described in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Person Transactions” were entered into prior to the adoption of such policy.

The audit committee may determine certain transactions or categories of transactions with related persons are not considered related person transactions for purposes of the related person transactions policy given their nature, size and degree of significance to the Company and/or the immateriality of such transaction to the relevant related person, and that such transactions are not required to be individually reported to, reviewed by, and/or approved or ratified under the policy.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Bridger – Legal Proceedings” beginning on page 231 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Bridger’s Common Stock and Warrants are currently listed on Nasdaq under the symbols “BAER” and “BAERW,” respectively. Prior to the consummation of the Business Combination, the units of JCIC, JCIC Class A Ordinary Shares and the warrants of JCIC were listed on Nasdaq under the symbols “JCICU,” “JCIC,” and “JCICW,” respectively. As of January 24, 2023 after the Business Combination, there were 54 holders of record of Common Stock and two (2) holders of record of Warrants.

Dividend Policy

The Company has not paid any cash dividends on its Common Stock, Series A Preferred Stock or the Warrants to date. Any determination to pay cash dividends or to institute a dividend policy will be at the discretion of the Board and will depend upon a number of factors, including the Company’s results of operations, financial condition, future prospects, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, restrictions imposed by applicable law and other factors the Board deems relevant. It is the Company’s present intention to retain any future earnings for the development, operation and expansion of the business, and the Company does not anticipate declaring or paying any cash dividends on the Common Stock for the foreseeable future.

Notwithstanding the foregoing, the holders of the Series A Preferred Stock are entitled to receive dividends from the Company to be paid twice a year, in cash or, at the election of the Company, by increasing the per share liquidation preference for such shares of Series A Preferred Stock (such liquidation preference is equal to the initial issuance price plus all accrued and unpaid dividends, whether or not declared). The dividends on the Series A Preferred Stock accrue daily and are computed on the basis of a 365-day year, at a compounding rate initially anticipated to be 7.00% per annum. Such rate will increase to 9.00% per for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029 and eventually will increase to 11.00% per annum from and after April 25, 2029 and subject to further increase upon the occurrence of certain events. No dividends shall be paid or payable to any other holders of the Company’s capital stock unless and until the holders of the Series A Preferred Stock have received cumulative distributions equal to the aggregate liquidation preference of the Series A Preferred Stock. For more information see the section of the Proxy Statement/Prospectus entitled “Description of Securities – Preferred Stock – Series A Preferred Stock.”

Securities Authorized for Issuance Under the Omnibus Incentive Plan and the ESPP

In connection with the Business Combination, Legacy Bridger’s equityholders adopted the 2023 Omnibus Plan on January 23, 2023. Bridger assumed and adopted the Omnibus Plan and adopted the ESPP, which actions were approved by JCIC’s shareholders on January 24, 2023. Bridger intends to file one (1) or more registration statements on Form S-8 under the Securities Act to register the Common Stock issuable under the 2023 Omnibus Plan and the ESPP. Any such Form S-8 registration statement will become effective automatically upon filing. once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning recent sales of unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of New Bridger Securities” beginning on page 279 thereof is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Report under the section entitled “Indemnification Agreements” is incorporated herein by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering, Bridger has made sales of the following unregistered securities in the past three (3) years:

1. The issue and sale of 100 shares of Common Stock to JCIC for the aggregate consideration of $1.00 on July 27, 2022, in connection with the formation of the Company. At the effective time of the Second Merger, these shares were cancelled for no consideration.

2. The issue and sale of 39,081,744 shares of Common Stock and 315,789.473684 shares of Series A Preferred Stock on January 24, 2023 to certain former equityholders of Legacy Bridger in connection with the consummation of the Business Combination and in exchange for such equityholders’ equity interests in Legacy Bridger pursuant to the terms of the Merger Agreement. The Business Combination valued Legacy Bridger in the aggregate at an implied pre-money enterprise value of $807,600,000.

Bridger issued the foregoing shares of Common Stock and Series A Preferred Stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the closing of the Business Combination, the Company filed the Amended and Restated Certificate of Incorporation of Bridger Aerospace Group Holdings, Inc. (as amended and restated, the “A&R Charter”) with the Secretary of State of the State of Delaware and amended and restated the Company’s bylaws (as amended and restated, the “A&R Bylaws”). The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Shareholder Proposal No. 4—The Organizational Documents Proposals,” “Shareholder Proposal No. 5—The Non-Binding Governance Proposals,” “Description of New Bridger Securities,” and “Comparison of Shareholder Rights” beginning on pages 171, 173, 279, and 294 thereof, respectively, which are incorporated herein by reference.

The foregoing description of the A&R Charter and A&R Bylaws are a summary only and are qualified in its entirety by reference to the A&R Charter and A&R Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Report and are incorporated by reference herein.

The information set forth in the section entitled “Warrant Assumption Agreement” in Item 1.01 of this Report is incorporated by reference herein.

Item 4.01	Change in Certifying Accountant.

On the Closing Date, the audit committee of the Board approved the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. Crowe served as the independent registered public accounting firm of Legacy Bridger prior to the Business Combination. The Company intends to retain WithumSmith+Brown, PC, the historical independent auditor of JCIC, for the audit of JCIC’s financial statements for year ended December 31, 2022.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section entitled “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, each executive officer of the Company prior to the Closing ceased serving in such capacities.

Additionally, effective upon the Closing, Debra Coleman, Dean Heller, Todd Hirsch, Wyman Howard, McAndrew Rudisill, Matthew Sheehy, and Timothy Sheehy were appointed to the Board, and Jeffrey Kelter and Robert Savage continued as directors of the Company.

The information set forth in Item 2.01 of this Report in the sections entitled “Directors and Executive Officers,” “Executive and Director Compensation,” and “Certain Relationships and Related Party Transactions” are incorporated herein by reference. The disclosure set forth in Item 1.01 of this Report under the section entitled “Indemnification Agreements,” “2023 Omnibus Incentive Plan,” and “2023 Employee Stock Purchase Plan” are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Report is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Transactions, JCIC ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Shareholder Proposal No. 1 – The Business Combination Proposal” beginning on page 109 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Report, except with respect to the subsection “ – Summary of Ancillary Agreements – Form of Stockholders Agreement.” The information set forth under Item 1.01 of this Report under the section entitled “Stockholders Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Legacy Bridger as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-73 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy Bridger as of September 30, 2022 and December 31, 2021 and for the nine months ended September 30, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-46 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of JCIC as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from August 18, 2020 (inception) through December 31, 2020, and the related notes are included in the Proxy Statement/Prospectus beginning on page F-26 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited financial statements of JCIC as of September 30, 2022 and December 31, 2021 and for the nine months ended September 30, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Legacy Bridger as of and for the nine months ended September 30, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2021 is included in Exhibit 99.1 and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated August 3, 2022, by and among Jack Creek Investment Corp., Wildfire New PubCo, Inc., Wildfire Merger Sub 1, Inc., Wildfire Merger Sub II, Inc., Wildfire Merger Sub III, LLC, Wildfire GP Sub IV, LLC, BTOF (Grannus Feeder) – NQ L.P. and Bridger Aerospace Group Holdings, LLC (incorporated by reference to Exhibit 2.1 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840), filed with the SEC on August 12, 2022).

3.1	Amended and Restated Certificate of Incorporation of Bridger Aerospace Group Holdings, Inc.

3.2	Amended and Restated Bylaws of Bridger Aerospace Group Holdings, Inc.

4.1	Warrant Agreement, dated January 26, 2021, by and between Jack Creek Investment Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of Jack Creek Investment Corp.’s Registration Statement on Form S-1 (File No. 333-248951) filed with the SEC on September 21, 2020).

4.2	Warrant Assumption Agreement, dated January 24, 2023, by and among Jack Creek Investment Corp., Bridger Aerospace Group Holdings, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.

10.1	Stockholders Agreement, dated January 24, 2023, by and among Bridger Aerospace Group Holdings, Inc. and the stockholders defined therein.

10.2	Sponsor Agreement, dated as of August 3, 2022, by and among Jack Creek Investment Corp., Wildfire New PubCo Inc, JCIC Sponsor LLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.5 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.3	Amended and Restated Registration Rights Agreement, dated January 24, 2023, by and among Bridger Aerospace Group Holdings, Inc., Jack Creek Investment Corp., and certain other security holders named therein.

10.4#	Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan.

10.5#	Bridger Aerospace Group Holdings, Inc. 2023 Employee Stock Purchase Plan.

10.6#	Form of Director and Officer Indemnification Agreement.

10.7††	Contract No. 1202SA21T9009, dated as of June 3, 2021, issued by National Interagency Fire Center U.S. Forest Service to Bridger Air Tanker, LLC. (incorporated by reference to Exhibit 10.10 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.8	Amended and Restated Loan Agreement, dated as of July 1, 2022, by and among Gallatin County, Montana and Bridger Aerospace Group, LLC, Bridger Air Tanker, LLC, Bridger Air Tanker 3, LLC, Bridger Air Tanker 4, LLC, Bridger Air Tanker 5, LLC, Bridger Air Tanker 6, LLC, Bridger Air Tanker 7, LLC, Bridger Air Tanker 8, LLC, Bridger Solutions International 1, LLC and Bridger Solutions International 2, LLC (incorporated by reference to Exhibit 10.11 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.9	Second Amended and Restated Loan Agreement, dated as of August 1, 2022, by and among Gallatin County, Montana and Bridger Aerospace Group, LLC, Bridger Air Tanker, LLC, Bridger Air Tanker 3, LLC, Bridger Air Tanker 4, LLC, Bridger Air Tanker 5, LLC, Bridger Air Tanker 6, LLC, Bridger Air Tanker 7, LLC, Bridger Air Tanker 8, LLC, Bridger Solutions International 1, LLC and Bridger Solutions International 2, LLC (incorporated by reference to Exhibit 10.12 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.10	Industrial Development Revenue Bonds (Bridger Aerospace Group Project) Series 2022B (Taxable) (Sustainability Bonds), dated as of August 10, 2022, by Gallatin County, Montana (incorporated by reference to Exhibit 10.13 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.11	Amended and Restated Trust Indenture, dated as of July 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 10.14 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.12	First Supplemental Trust Indenture, dated as of July 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 10.15 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.13	First Supplemental Trust Indenture, dated as of August 1, 2022, by and between Gallatin County, Montana and U.S. Bank Trust Company, National Association. (incorporated by reference to Exhibit 10.16 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.14#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and Timothy Sheehy (incorporated by reference to Exhibit 10.17 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.15#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and James Muchmore (incorporated by reference to Exhibit 10.18 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.16#	Amended Employment Agreement, dated as of December 6, 2018, by and between ElementCompany Operations, LLC and McAndrew Rudisill (incorporated by reference to Exhibit 10.19 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.17††	Contract No. 12024B19C9025, dated as of May 15, 2019, issued by U.S. Department of Agriculture Forest Service to Mountain Air, LLC (incorporated by reference to Exhibit 10.20 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.18††	Contract No. 1202SA21G5100, dated as of October 21, 2020, issued by U.S. Forest Service – Contracting to Bridger Aerospace (incorporated by reference to Exhibit 10.21 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.19	Construction Loan Agreement, dated as of September 30, 2019, by and between Bridger Solutions International, LLC and Rocky Mountain Bank. (incorporated by reference to Exhibit 10.22 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.20	Waiver and Amendment No. 1 to Loan Agreement, dated June 8, 2022, by and among Bridger Solutions International, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.23 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.21	Consent, Waiver and Amendment No. 2 to Loan Agreement, dated November 3, 2022, by and among Bridger Solutions International, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.24 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.22	Loan Agreement, dated August 10, 2020, by and between Bridger Air Tanker 2, LLC and Live Oak Banking Company (incorporated by reference to Exhibit 10.23 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.23	Loan Agreement, dated February 3, 2020, by and between Bridger Aviation Services, LLC and Rocky Mountain Bank (incorporated by reference to Exhibit 10.24 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.24	Waiver and Amendment No. 1 to Loan Agreement, dated June 8, 2022, by and among Bridger Aviation Services, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.27 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.25	Consent, Waiver and Amendment No. 2 to Loan Agreement, dated November 3, 2022, by and among Bridger Aviation Services, LLC and Rocky Mountain Bank, its successors and assigns (incorporated by reference to Exhibit 10.28 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on December 12, 2022).

10.26	Loan Agreement, dated May 19, 2020, by and between Bridger Air Tanker, 1 LLC and Live Oak Banking Company (incorporated by reference to Exhibit 10.25 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.27††	Aircraft Purchase Agreement, dated April 13, 2018, by and among Longview Aviation Asset Management, Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.26 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.28††	Amendment 3 to Aircraft Purchase Agreement, dated April 3, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.27 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.29††	Amendment 4 to Aircraft Purchase Agreement, dated May 7, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.28 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.30††	Amendment 5 to Aircraft Purchase Agreement, dated November 11, 2019, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.29 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.31††	Amendment 6 to Aircraft Purchase Agreement, dated September 15, 2020, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.30 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.32††	Amendment 7 to Aircraft Purchase Agreement, dated October 21, 2020, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.31 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.33††	Amendment 8 to Aircraft Purchase Agreement, dated January 5, 2021, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.32 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.34††	Amendment 9 to Aircraft Purchase Agreement, dated November 24, 2021, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.33 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.35††	Amendment 10 to Aircraft Purchase Agreement, dated August 5, 2022, by and among Longview Aviation Services Inc., Viking Air Limited and Bridger Air Tanker, LLC (incorporated by reference to Exhibit 10.34 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on September 23, 2022).

10.36††#	Offer of Employment, dated August 21, 2022, by and between Bridger Aerospace Group Holdings, LLC and Eric Gerratt (incorporated by reference to Exhibit 10.35 of Wildfire New PubCo, Inc.’s Registration Statement on Form S-4/A (File No. 333-266840), filed with the SEC on November 7, 2022).

21.1	List of subsidiaries of Bridger Aerospace Group Holdings, Inc.

99.1	Unaudited pro forma condensed combined financial statements of Bridger Aerospace Group Holdings, Inc.

†

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Bridger Aerospace Group Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
Dated: January 27, 2023

	By:	/s/ Timothy Sheehy
Name: Timothy Sheehy
Title: Chief Executive Officer